Exhibit 99.1

Media Contact:

Nick Sweers, 913-794-3460

nicholas.sweers@sprint.com

Investor Relations Contact:

Kurt Fawkes, 913-794-1126

kurt.e.fawkes@sprint.com

ARBITRATION PANEL RULES AGAINST NEXTEL PARTNERS,

ALLOWS SPRINT NEXTEL TO PROCEED WITH ROLLOUT OF NEW BRAND

RESTON, Va. — Sept. 6, 2005 — Sprint Nextel (NYSE: S) has announced that the panel in the arbitration initiated by Nextel Partners Inc. (NASDAQ: NXTP) unanimously denied a request by Nextel Partners to preliminarily enjoin Sprint Nextel’s national rollout of the new Sprint brand.

During a full-day hearing on Aug. 25, the arbitration panel, consisting of two former U.S. federal court judges and a professor from a major law school, heard arguments concerning Nextel Partners’ request for a preliminary injunction pending the completion of the arbitration proceedings. The panel later ruled that Nextel Partners had not demonstrated a likelihood of success on the merits of its claim that the rollout breached the requirements of Nextel Partners’ operating agreements. The arbitration panel rejected claims by Nextel Partners that those agreements required Sprint Nextel either to allow Nextel Partners to use the new Sprint logo or to sell Nextel iDEN products only under the Nextel brand and not under the Sprint brand. Additionally, the panel concluded that the parties’ contracts “do not appear to support” Nextel Partners’ argument and also rejected Nextel Partners’ position that it would be irreparably harmed by the rollout of the new Sprint brand.

Nextel Partners initiated the arbitration shortly after it recommended that its shareholders begin the put process, or share purchase rights, under the company’s charter. This process was triggered by the completion of the Sprint Nextel merger on Aug. 12, 2005.

Sprint Nextel said it is pleased with the panel’s ruling and intends to continue to comply with its agreements with Nextel Partners.

Cautionary Note

Certain of the statements in this document are forward-looking information within the meaning of the federal securities laws. These statements are based on various assumptions as to future events. There could be differences between these assumptions and actual future circumstances or events, including as a result of the put process and those differences could be material.

In addition, this presentation includes various statements of our opinions, indicated by phrases such as “we intend” and the like.

-more-

While we base these statements of opinion on facts or assumptions we believe to be reliable, statements of opinion are only that and readers must recognize that others, including Nextel Partners, have opposing opinions. In addition, all statements of opinion are made as of the date of this presentation and could change based on future developments or the discovery of or reassessment of existing facts, presently known or unknown to us. This document speaks only as of its date, and we disclaim any duty to update the information herein.

Additional Information and Where to Find It

We may file a registration statement with the SEC in order to issue shares as consideration for the exercise of the Partners’ put right. SHAREHOLDERS ARE ENCOURAGED TO READ THAT REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROSPECTUS THAT WOULD BE A PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PURCHASE OF PARTNERS’ CLASS A COMMON STOCK PURSUANT TO PARTNERS’ PUT RIGHT. When such documents are filed with the SEC, investors and security holders will be able to obtain them when they become available free of charge at the SEC’s web site, www.sec.gov, or from Sprint Nextel Investor Relations at Sprint Nextel Corporation, 2001 Edmund Halley Drive, Reston, Virginia 20191, 703.433.4300.

Participants in Solicitation

We and our directors and executive officers and other members of our management and employees may be deemed to be participants in the solicitation of proxies from Nextel Partners’ shareholders. Information concerning our directors and executive officers is included in the definitive joint proxy statement/prospectus contained in Sprint’s Registration Statement on Form S-4 (Reg. No. 333-123333) filed with the SEC on June 10, 2005. Additional information regarding the interests of our participants in the solicitation of proxies in respect of the put right, if any, will be included in the registration statement to be filed with the SEC.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services to consumer, business and government customers. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks offering industry leading mobile data services; instant national and international push-to-talk capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com.

###